Exhibit 99.1

Equinix Reports Third Quarter 2013 Results

  Reported revenues of $540.5 million, a 3% increase over the previous quarter and an 11% increase over the same quarter last year
  Surpassed 124,000 cross-connects on a strong global interconnection quarter

REDWOOD CITY, Calif.--(BUSINESS WIRE)--October 23, 2013--Equinix, Inc. (Nasdaq: EQIX), a provider of global data center services, today reported quarterly results for the quarter ended September 30, 2013. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $540.5 million for the third quarter, a 3% increase over the previous quarter and an 11% increase over the same quarter last year, and include a $5.3 million reduction in revenues for the third quarter due to the lengthening of the estimated period that non-recurring installation fees are recognized, a change in estimate that the Company initiated in the second quarter of 2013. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $517.0 million for the third quarter, a 3% increase over the previous quarter and a 12% increase over the same quarter last year. Non-recurring revenues were $23.5 million in the quarter. Churn for the third quarter was 2.5%, up from 2.4% for the previous quarter and in line with prior guidance.

Regarding the non-recurring installation fee estimate change described above, the Company is evaluating whether changes in estimate should have been applied in earlier periods. The Company is currently completing its assessment of this matter and expects to reach a conclusion by the time it files its Form 10-Q for the quarterly period ended September 30, 2013. The outcome of this matter could lead to an adjustment to the Company’s financial results for historical and future periods over which installation fees were and will be recognized as revenue, effectively causing revenue to be decreased in periods prior to the second quarter of 2013 and increased in later periods. The Company believes potential adjustments, if any, would result in a change in revenues of less than approximately 1% on a consolidated basis for any period covered under the Company’s current Forms 10-K and 10-Q as well as on a prospective basis. Additionally, if such a change were determined to be appropriate, it would have no effect on the Company’s cash flows.

“Equinix delivered its 43rd quarter of revenue and adjusted EBITDA growth, with healthy demand in our target markets as evidenced by the strong interconnection growth, operating margins and firm MRR per cabinet globally,” said Steve Smith, president and CEO of Equinix. “In addition, we had a number of strategic wins in our cloud vertical, including a multi-site partnership with Microsoft Azure, that leverages our unique global platform, network density, and customer base to enable the hybrid-cloud deployments of the future, further widening the moat around our business.”

Cost of revenues were $273.0 million for the third quarter, a 2% increase over the previous quarter and a 9% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $98.2 million, which we refer to as cash cost of revenues, were $174.8 million for the third quarter, a 3% increase from the previous quarter and an 11% increase over the same quarter last year. Gross margins for the quarter were 49%, unchanged from the previous quarter and the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 68%, unchanged from the previous quarter and the same quarter last year.

Selling, general and administrative expenses were $158.5 million for the third quarter, a 7% increase over the previous quarter, primarily attributed to professional fees related to the REIT conversion, and a 16% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $38.0 million, which we refer to as cash selling, general and administrative expenses, were $120.5 million for the third quarter, a 7% increase over the previous quarter and an 18% increase over the same quarter last year.

Interest expense was $62.0 million for the third quarter, a 2% increase from the previous quarter and a 23% increase over the same quarter last year, primarily attributed to the $1.5 billion senior notes offering in March 2013 and additional capital leases and other financing obligations to support the Company’s expansion projects. The Company recorded income tax expense of $11.7 million for the third quarter and income tax expense of $13.5 million in the same quarter last year.

Net income attributable to Equinix for the third quarter was $36.6 million. This represents a basic net income per share attributable to Equinix of $0.74 and a diluted net income per share attributable to Equinix of $0.72 based on a weighted average share count of 49.6 million and 53.6 million, respectively, for the third quarter of 2013.

Income from operations was $108.6 million for the third quarter, a 3% decrease from the previous quarter and a 13% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs, for the third quarter was $245.2 million, a slight increase over the previous quarter and a 7% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the third quarter, were $171.0 million, of which $130.0 million was attributed to expansion capital expenditures and $41.0 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $206.6 million for the third quarter as compared to $147.2 million in the previous quarter and $102.2 million for the same quarter last year. Cash used in investing activities was $331.0 million in the third quarter as compared to cash provided by investing activities of $537.5 million in the previous quarter, primarily attributed to the $836.4 million of restricted cash released for the redemption of the $750.0 million 8.125% senior notes, and cash used in investing activities of $596.9 million for the same quarter last year, primarily attributed to the Asia Tone and ancotel acquisitions. Cash used in financing activities was $1.2 million for the third quarter as compared to cash used in financing activities of $850.0 million in the previous quarter, primarily attributed to the redemption of the $750.0 million 8.125% senior notes, and cash provided by financing activities of $73.7 million for the same quarter last year.

As of September 30, 2013, the Company’s cash, cash equivalents and investments were $1,188.0 million, as compared to $1,216.9 million as of June 30, 2013.

Business Outlook

For the fourth quarter of 2013, the Company expects revenues to be in the range of $559.0 to $563.0 million, which includes a positive foreign currency benefit of approximately $8.0 million compared to the rates used from our prior guidance. Cash gross margins are expected to approximate 68%. Cash selling, general and administrative expenses are expected to range between $123.0 and $128.0 million. Adjusted EBITDA is expected to range between $255.0 and $259.0 million, which includes $11.0 million in professional fees and costs primarily related to the REIT conversion, and includes a positive foreign currency benefit of approximately $3.0 million compared to the rates used from our prior guidance. Capital expenditures are expected to be approximately $190.0 to $210.0 million, comprised of approximately $50.0 million of ongoing capital expenditures and $140.0 to $160.0 million of expansion capital expenditures.

For the full year of 2013, total revenues are expected to range between $2,145.0 million to $2,149.0 million, or an as reported 13% year over year growth rate. Full-year guidance is also adjusted for approximately $9.0 million of positive foreign currency benefit, when compared to the rates used from our prior guidance. Total year cash gross margins are expected to approximate 68%. Cash selling, general and administrative expenses are expected to range between $470.0 and $475.0 million. Adjusted EBITDA for the year is expected to range between $988.0 and $992.0 million, which includes $25.0 million in professional fees primarily related to the REIT conversion, and adjusting for approximately $4.0 million of positive currency benefit when compared to the rates used from our prior guidance. Capital expenditures for 2013 are expected to be in the range of $560.0 to $580.0 million, comprised of approximately $165.0 million of ongoing capital expenditures and $395.0 to $415.0 million for expansion capital expenditures.

The U.S. dollar exchange rates used for Q4 2013 guidance have been updated to $1.35 to the Euro, $1.60 to the Pound, S$1.24 to the U.S. dollar and R$2.18 to the U.S. dollar. Updated Q4 global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 15%, 9%, 6% and 4%, respectively.

Company Metrics and Q3 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, October 23, 2013, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live Webcast of the call will be available on the Equinix investors website located at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call as well as the Company’s Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Wednesday, October 23, 2013, at 7:30 p.m. (ET) through Friday, November 22, 2013, by dialing 1-203-369-0250 (domestic and international) and reference the passcode (2013). In addition, the webcast will be available on the investors section of the Company’s website over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,400 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 31 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Recurring revenues	$517,049	$502,470	$462,829	$1,514,790	$1,317,505
Non-recurring revenues	23,474	23,199	25,901	70,857	71,719
Revenues	540,523	525,669	488,730	1,585,647	1,389,224

Cost of revenues	273,012	267,693	251,487	799,973	693,874
Gross profit	267,511	257,976	237,243	785,674	695,350

Operating expenses:
Sales and marketing	61,619	59,478	53,211	179,373	147,224
General and administrative	96,874	88,632	83,621	275,191	242,532
Restructuring charges	-	(4,837)	-	(4,837)	-
Acquisition costs	438	2,526	4,542	6,626	6,883
Total operating expenses	158,931	145,799	141,374	456,353	396,639

Income from operations	108,580	112,177	95,869	329,321	298,711

Interest and other income (expense):
Interest income	929	917	1,054	2,593	2,708
Interest expense	(61,957)	(61,001)	(50,207)	(183,289)	(149,812)
Loss on debt extinguishment	-	(93,602)	(5,204)	(93,602)	(5,204)
Other income (expense)	985	2,768	507	3,294	(1,491)
Total interest and other, net	(60,043)	(150,918)	(53,850)	(271,004)	(153,799)

Income (loss) from continuing operations before income taxes	48,537	(38,741)	42,019	58,317	144,912

Income tax benefit (expense)	(11,680)	10,612	(13,498)	(13,266)	(44,489)

Net income (loss) from continuing operations	36,857	(28,129)	28,521	45,051	100,423

Net income from discontinued operations, net of tax	-	-	679	-	1,228

Net income (loss)	36,857	(28,129)	29,200	45,051	101,651

Net income attributable to redeemable non-controlling interests	(281)	(529)	(362)	(1,251)	(1,843)

Net income (loss) attributable to Equinix	$36,576	$(28,658)	$28,838	$43,800	$99,808

Net income (loss) per share attributable to Equinix:

Basic net income (loss) per share from continuing operations	$0.74	$(0.58)	$0.58	$0.89	$2.06
Basic net income per share from discontinued operations	-	-	0.02	-	0.03
Basic net income (loss) per share (1)	$0.74	$(0.58)	$0.60	$0.89	$2.09

Diluted net income (loss) per share from continuing operations	$0.72	$(0.58)	$0.57	$0.88	$2.01
Diluted net income per share from discontinued operations	-	-	0.01	-	0.02
Diluted net income (loss) per share (2)	$0.72	$(0.58)	$0.58	$0.88	$2.03

Shares used in computing basic net income (loss) per share	49,555	49,379	48,361	49,325	47,779

Shares used in computing diluted net income (loss) per share	53,581	49,379	52,655	50,050	51,724

(1)	The net income (loss) used in the computation of basic net income per share attributable to Equinix is presented below:

Net income (loss) from continuing operations	$36,857	$(28,129)	$28,521	$45,051	$100,423
Net income attributable to non-controlling interests	(281)	(529)	(362)	(1,251)	(1,843)
Net income (loss) from continuing operations attributable to Equinix, basic	36,576	(28,658)	28,159	43,800	98,580
Net income from discontinued operations	-	-	679	-	1,228
Net income (loss) attributable to Equinix, basic	$36,576	$(28,658)	$28,838	$43,800	$99,808

(2)	The net income (loss) used in the computation of diluted net income per share attributable to Equinix is presented below:

Net income (loss) from continuing operations attributable to Equinix, basic	$36,576	$(28,658)	$28,159	$43,800	$98,580
Interest on convertible debt	1,865	-	1,696	-	5,073
Net income (loss) from continuing operations attributable to Equinix, diluted	38,441	(28,658)	29,855	43,800	103,653
Net income from discontinued operations	-	-	679	-	1,228
Net income (loss) attributable to Equinix, diluted	$38,441	$(28,658)	$30,534	$43,800	$104,881

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Net income (loss)	$36,857	$(28,129)	$29,200	$45,051	$101,651

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	78,113	(30,666)	41,782	(25,107)	26,887
Unrealized gain (loss) on available for sale securities	438	(458)	113	78	14
Other comprehensive loss, net of tax:	78,551	(31,124)	41,895	(25,029)	26,901

Comprehensive income (loss), net of tax	115,408	(59,253)	71,095	20,022	128,552

Net income attributable to redeemable non-controlling interests	(281)	(529)	(362)	(1,251)	(1,843)
Other comprehensive income (loss) attributable to redeemable non-controlling interests	(200)	5,309	240	4,340	3,155

Comprehensive income (loss) attributable to Equinix, net of tax	$114,927	$(54,473)	$70,973	$23,111	$129,864

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2013	2012

Cash and cash equivalents	$399,742	$252,213
Short-term investments	346,038	166,492
Accounts receivable, net	200,480	163,840
Other current assets	59,008	57,206
Total current assets	1,005,268	639,751
Long-term investments	442,195	127,819
Property, plant and equipment, net	4,381,020	3,918,999
Goodwill	1,036,179	1,042,564
Intangible assets, net	182,345	201,562
Other assets	337,702	202,269
Total assets	$7,384,709	$6,132,964

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$299,135	$268,853
Accrued property and equipment	91,468	63,509
Current portion of capital lease and other financing obligations	16,979	15,206
Current portion of loans payable	40,185	52,160
Other current liabilities	123,022	139,561
Total current liabilities	570,789	539,289
Capital lease and other financing obligations, less current portion	862,410	545,853
Loans payable, less current portion	156,787	188,802
Senior notes	2,250,000	1,500,000
Convertible debt	720,215	708,726
Other liabilities	255,452	230,843
Total liabilities	4,815,653	3,713,513

Redeemable non-controlling interests	101,059	84,178

Common stock	50	49
Additional paid-in capital	2,692,210	2,583,371
Treasury stock	(35,903)	(36,676)
Accumulated other comprehensive loss	(121,731)	(101,042)
Accumulated deficit	(66,629)	(110,429)
Total stockholders' equity	2,467,997	2,335,273

Total liabilities, redeemable non-controlling interests and stockholders' equity	$7,384,709	$6,132,964

Ending headcount by geographic region is as follows:

Americas headcount	1,976	1,821
EMEA headcount	898	811
Asia-Pacific headcount	612	521
Total headcount	3,486	3,153

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	September 30,	December 31,
	2013	2012

Capital lease and other financing obligations	$879,389	$561,059

U.S. term loan	150,000	180,000
ALOG financing	46,792	48,807
Paris 4 IBX financing	115	8,071
Other loans payable	65	4,084
Total loans payable	196,972	240,962

Senior notes	2,250,000	1,500,000

Convertible debt, net of debt discount	720,215	708,726
Plus debt discount	49,495	60,990
Total convertible debt principal	769,710	769,716

Total debt outstanding	$4,096,071	$3,071,737

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Cash flows from operating activities:
Net income (loss)	$36,857	$(28,129)	$29,200	$45,051	$101,651
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, amortization and accretion	108,940	110,117	107,623	327,588	298,489
Stock-based compensation	27,280	24,194	22,582	74,177	62,234
Debt issuance costs and debt discount	5,965	5,884	5,048	17,602	18,057
Loss on debt extinguishment	-	93,602	5,204	93,602	5,204
Restructuring charges	-	(4,837)	-	(4,837)	-
Excess tax benefits from employee equity awards	(4,951)	(3,431)	(53,174)	(27,372)	(53,174)
Other reconciling items	5,498	3,949	2,205	12,532	6,046
Changes in operating assets and liabilities:
Accounts receivable	2,633	(19,098)	(12,359)	(41,128)	(46,900)
Income taxes, net	3,271	(74,153)	1,375	(72,491)	24,597
Accounts payable and accrued expenses	17,003	28,392	14,966	17,399	5,079
Other assets and liabilities	4,066	10,669	(20,518)	(4,221)	1,644
Net cash provided by operating activities	206,562	147,159	102,152	437,902	422,927
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(89,219)	(175,593)	(111,574)	(497,777)	514,413
Purchase of New York IBX data center	(70,481)	(2,960)	-	(73,441)	-
Purchase of Asia Tone, less cash acquired	862	-	(188,798)	755	(188,798)
Purchase of ancotel, less cash acquired	-	-	(84,236)	-	(84,236)
Purchases of real estate	(2,244)	-	-	(2,244)	-
Purchases of other property, plant and equipment	(171,035)	(122,863)	(212,118)	(369,565)	(554,092)
Other investing activities	1,159	838,963	(133)	6,321	79,167
Net cash provided by (used in) investing activities	(330,958)	537,547	(596,859)	(935,951)	(233,546)
Cash flows from financing activities:
Purchases of treasury stock	-	-	-	-	(13,364)
Proceeds from employee equity awards	12,202	1,512	13,666	28,082	50,139
Proceeds from loans payable	1,734	-	249,633	1,734	258,542
Proceeds from senior notes	-	-	-	1,500,000	-
Repayment of capital lease and other financing obligations	(4,553)	(4,157)	(3,049)	(12,226)	(8,907)
Repayment of loans payable	(10,113)	(18,139)	(238,480)	(42,304)	(315,779)
Repayment of senior notes	-	(750,000)	-	(750,000)	-
Repayment of convertible debt	-	-	-	-	(250,007)
Debt extinguishment costs	(3,750)	(80,925)	-	(84,675)	-
Excess tax benefits from employee equity awards	4,951	3,431	53,174	27,372	53,174
Other financing activities	(1,649)	(1,756)	(1,247)	(22,435)	(8,767)
Net cash provided by (used in) financing activities	(1,178)	(850,034)	73,697	645,548	(234,969)
Effect of foreign currency exchange rates on cash and cash equivalents	7,820	(2,195)	6,601	30	6,452
Net increase (decrease) in cash and cash equivalents	(117,754)	(167,523)	(414,409)	147,529	(39,136)
Cash and cash equivalents at beginning of period	517,496	685,019	654,096	252,213	278,823
Cash and cash equivalents at end of period	$399,742	$517,496	$239,687	$399,742	$239,687

Supplemental cash flow information:
Cash paid for taxes	$9,882	$62,818	$12,813	$86,736	$19,578
Cash paid for interest	$38,319	$29,664	$65,616	$135,958	$157,917

Free cash flow (1)	$(35,177)	$860,299	$(383,133)	$(272)	$(325,032)

Adjusted free cash flow (2)	$50,855	$923,876	$(56,925)	$174,225	$1,176

Ongoing capital expenditures (3)	$41,064	$40,210	$37,593	$115,271	$113,592

Discretionary free cash flow (4)	$165,498	$106,949	$64,559	$322,631	$309,335

Adjusted discretionary free cash flow (5)	$179,667	$167,566	$117,733	$422,198	$362,509

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$206,562	$147,159	$102,152	$437,902	$422,927
Net cash provided by (used in) investing activities as presented above	(330,958)	537,547	(596,859)	(935,951)	(233,546)
Purchases, sales and maturities of investments, net	89,219	175,593	111,574	497,777	(514,413)
Free cash flow (negative free cash flow)	$(35,177)	$860,299	$(383,133)	$(272)	$(325,032)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, sales of discontinued operations, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned conversion into a real estate investment trust ("REIT") and costs related to the planned REIT conversion, as presented below:

Free cash flow (as defined above)	$(35,177)	$860,299	$(383,133)	$(272)	$(325,032)
Less purchase of New York IBX data center	70,481	2,960	-	73,441	-
Less purchase of Asia Tone, less cash acquired	(862)	-	188,798	(755)	188,798
Less purchase of ancotel, less cash acquired	-	-	84,236	-	84,236
Less purchases of real estate	2,244	-	-	2,244	-
Less excess tax benefits from employee equity awards	4,951	3,431	53,174	27,372	53,174
Less cash paid for taxes resulting from the planned REIT conversion	805	53,570	-	58,109	-
Less costs related to the planned REIT conversion	8,413	3,616	-	14,086	-
Adjusted free cash flow (negative adjusted free cash flow)	$50,855	$923,876	$(56,925)	$174,225	$1,176

	We categorize our cash paid for taxes into cash paid for taxes resulting from the planned REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the planned REIT conversion	$805	$53,570	$-	$58,109	$-
Other cash taxes paid	9,077	9,248	12,813	28,627	19,578
Total cash paid for taxes	$9,882	$62,818	$12,813	$86,736	$19,578

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex). We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$41,064	$40,210	$37,593	$115,271	$113,592
Expansion capital expenditures	129,971	82,653	174,525	254,294	440,500
Total capital expenditures	$171,035	$122,863	$212,118	$369,565	$554,092

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities, as presented above	$206,562	$147,159	$102,152	$437,902	$422,927
Less ongoing capital expenditures	(41,064)	(40,210)	(37,593)	(115,271)	(113,592)
Discretionary free cash flow	$165,498	$106,949	$64,559	$322,631	$309,335

(5)

We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above), excluding any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned REIT conversion and costs related to the planned REIT conversion, as presented below:

Discretionary free cash flow	$165,498	$106,949	$64,559	$322,631	$309,335
Excess tax benefits from employee equity awards	4,951	3,431	53,174	27,372	53,174
Cash paid for taxes resulting from the planned REIT conversion	805	53,570	-	58,109	-
Costs related to the planned REIT conversion	8,413	3,616	-	14,086	-
Adjusted discretionary free cash flow	$179,667	$167,566	$117,733	$422,198	$362,509

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2013	2013	2012	2013	2012

Recurring revenues		$517,049	$502,470	$462,829	$1,514,790	$1,317,505
Non-recurring revenues		23,474	23,199	25,901	70,857	71,719
	Revenues (1)	540,523	525,669	488,730	1,585,647	1,389,224

Cash cost of revenues (2)		174,758	169,077	158,038	506,594	436,410
	Cash gross profit (3)	365,765	356,592	330,692	1,079,053	952,814

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	48,172	46,430	42,120	140,882	118,928
	Cash general and administrative expenses (6)	72,355	65,985	60,274	205,296	177,512
	Total cash operating expenses (7)	120,527	112,415	102,394	346,178	296,440

Adjusted EBITDA (8)		$245,238	$244,177	$228,298	$732,875	$656,374

Cash gross margins (9)		68%	68%	68%	68%	69%

Adjusted EBITDA margins (10)		45%	46%	47%	46%	47%

Adjusted EBITDA flow-through rate (11)		7%	12%	34%	36%	57%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$230,827	$226,536	$213,011	$680,928	$626,685
	Interconnection	61,984	59,800	54,943	179,990	159,730
	Managed infrastructure	13,307	13,977	12,424	40,900	38,924
	Rental	818	445	469	1,723	1,353
	Recurring revenues	306,936	300,758	280,847	903,541	826,692
	Non-recurring revenues	11,213	11,685	13,034	35,605	34,439
	Revenues	318,149	312,443	293,881	939,146	861,131

	EMEA Revenues:

	Colocation	109,742	103,916	91,512	314,190	263,283
	Interconnection	9,234	8,854	7,188	26,469	15,204
	Managed infrastructure	6,216	5,734	5,112	16,199	11,788
	Rental	116	138	314	374	994
	Recurring revenues	125,308	118,642	104,126	357,232	291,269
	Non-recurring revenues	7,596	6,970	7,832	21,578	24,722
	Revenues	132,904	125,612	111,958	378,810	315,991

	Asia-Pacific Revenues:

	Colocation	69,080	67,881	63,204	207,975	159,972
	Interconnection	10,433	9,699	8,550	29,536	23,664
	Managed infrastructure	5,292	5,490	6,102	16,506	15,908
	Recurring revenues	84,805	83,070	77,856	254,017	199,544
	Non-recurring revenues	4,665	4,544	5,035	13,674	12,558
	Revenues	89,470	87,614	82,891	267,691	212,102

	Worldwide Revenues:

	Colocation	409,649	398,333	367,727	1,203,093	1,049,940
	Interconnection	81,651	78,353	70,681	235,995	198,598
	Managed infrastructure	24,815	25,201	23,638	73,605	66,620
	Rental	934	583	783	2,097	2,347
	Recurring revenues	517,049	502,470	462,829	1,514,790	1,317,505
	Non-recurring revenues	23,474	23,199	25,901	70,857	71,719
	Revenues	$540,523	$525,669	$488,730	$1,585,647	$1,389,224

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$273,012	$267,693	$251,487	$799,973	$693,874
	Depreciation, amortization and accretion expense	(95,984)	(96,822)	(91,723)	(287,713)	(252,887)
	Stock-based compensation expense	(2,270)	(1,794)	(1,726)	(5,666)	(4,577)
	Cash cost of revenues	$174,758	$169,077	$158,038	$506,594	$436,410

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$93,529	$90,546	$85,384	$272,548	$245,931
	EMEA cash cost of revenues	47,925	47,304	42,615	138,858	115,360
	Asia-Pacific cash cost of revenues	33,304	31,227	30,039	95,188	75,119
	Cash cost of revenues	$174,758	$169,077	$158,038	$506,594	$436,410

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$61,619	$59,478	$53,211	$179,373	$147,224
	Depreciation and amortization expense	(6,197)	(6,223)	(6,296)	(18,695)	(14,791)
	Stock-based compensation expense	(7,250)	(6,825)	(4,795)	(19,796)	(13,505)
	Cash sales and marketing expenses	$48,172	$46,430	$42,120	$140,882	$118,928

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$96,874	$88,632	$83,621	$275,191	$242,532
	Depreciation and amortization expense	(6,759)	(7,072)	(7,431)	(21,180)	(21,196)
	Stock-based compensation expense	(17,760)	(15,575)	(15,916)	(48,715)	(43,824)
	Cash general and administrative expenses	$72,355	$65,985	$60,274	$205,296	$177,512

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$48,172	$46,430	$42,120	$140,882	$118,928
	Cash general and administrative expenses	72,355	65,985	60,274	205,296	177,512
	Cash SG&A	$120,527	$112,415	$102,394	$346,178	$296,440

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$76,226	$69,287	$67,136	$219,064	$199,759
	EMEA cash SG&A	28,191	29,016	22,818	84,818	62,017
	Asia-Pacific cash SG&A	16,110	14,112	12,440	42,296	34,664
	Cash SG&A	$120,527	$112,415	$102,394	$346,178	$296,440

(8)

We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from continuing operations	$108,580	$112,177	$95,869	$329,321	$298,711
	Depreciation, amortization and accretion expense	108,940	110,117	105,450	327,588	288,874
	Stock-based compensation expense	27,280	24,194	22,437	74,177	61,906
	Restructuring charges	-	(4,837)	-	(4,837)	-
	Acquisition costs	438	2,526	4,542	6,626	6,883
	Adjusted EBITDA	$245,238	$244,177	$228,298	$732,875	$656,374

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$65,375	$72,064	$63,740	$200,036	$191,978
	Americas depreciation, amortization and accretion expense	62,345	65,077	60,322	190,646	175,630
	Americas stock-based compensation expense	20,591	18,168	17,299	56,070	47,924
	Americas restructuring charges	-	(4,837)	-	(4,837)	-
	Americas acquisition costs	83	2,138	-	5,619	(91)
	Americas adjusted EBITDA	148,394	152,610	141,361	447,534	415,441

	EMEA income from continuing operations	28,334	22,414	20,565	73,611	70,806
	EMEA depreciation, amortization and accretion expense	24,503	23,424	22,054	70,998	57,695
	EMEA stock-based compensation expense	3,596	3,065	2,900	9,699	7,737
	EMEA acquisition costs	355	389	1,006	826	2,376
	EMEA adjusted EBITDA	56,788	49,292	46,525	155,134	138,614

	Asia-Pacific income from continuing operations	14,871	17,699	11,564	55,674	35,927
	Asia-Pacific depreciation, amortization and accretion expense	22,092	21,616	23,074	65,944	55,549
	Asia-Pacific stock-based compensation expense	3,093	2,961	2,238	8,408	6,245
	Asia-Pacific acquisition costs	-	(1)	3,536	181	4,598
	Asia-Pacific adjusted EBITDA	40,056	42,275	40,412	130,207	102,319

	Adjusted EBITDA	$245,238	$244,177	$228,298	$732,875	$656,374

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	71%	71%	71%	71%

	EMEA cash gross margins	64%	62%	62%	63%	63%

	Asia-Pacific cash gross margins	63%	64%	64%	64%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	49%	48%	48%	48%

	EMEA adjusted EBITDA margins	43%	39%	42%	41%	44%

	Asia-Pacific adjusted EBITDA margins	45%	48%	49%	49%	48%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$245,238	$244,177	$228,298	$732,875	$656,374
	Less adjusted EBITDA - prior period	(244,177)	(243,460)	(217,480)	(685,061)	(558,044)
	Adjusted EBITDA growth	$1,061	$717	$10,818	$47,814	$98,330

	Revenues - current period	$540,523	$525,669	$488,730	$1,585,647	$1,389,224
	Less revenues - prior period	(525,669)	(519,455)	(457,249)	(1,452,499)	(1,215,835)
	Revenue growth	$14,854	$6,214	$31,481	$133,148	$173,389

	Adjusted EBITDA flow-through rate	7%	12%	34%	36%	57%

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
Samir Patodia, 650-598-6587
spatodia@equinix.com
or
Equinix Media Contacts:
Equinix, Inc.
Melissa Neumann, 650-598-6098
mneumann@equinix.com
Liam Rose, 650-598-6590
lrose@equinix.com